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                                PROSPECTUS SUPPLEMENT FILED UNDER RULE 424(b)(3)

                                        S-3 REGISTRATION STATEMENT NO. 333-56797

                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED JULY 10, 1998)

           THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS CONCERNING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
             INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                              SABRATEK CORPORATION
                        $85,000,000 PRINCIPAL AMOUNT OF
                               6% NOTES DUE 2005

                                      AND

                        2,100,840 SHARES OF COMMON STOCK
                        ISSUABLE UPON CONVERSION THEREOF

     The Prospectus, dated July 10, 1998 (the "Prospectus"), relating to the offer and sale from time to time by the holders named herein or by their transferees, pledgees, donees or successors (collectively, the "Selling Security Holders") of up to $85,000,000 aggregate principal amount of 6% Convertible Notes due 2005 (the "Notes") of Sabratek Corporation (the "Company" or "Sabratek") and the shares of Common Stock of the Company into which the Notes are convertible (the "Shares" and, together with the Notes, the "Securities"), is hereby supplemented as set forth below:

1. The information set forth opposite the name AAM/Zazove Institutional Income Fund, L.P. in the table of Selling Security Holders on page 14 is deleted in its entirety.

2. The table of Selling Security Holders on page 14 is amended by adding the following Selling Security Holder after Forest Alternative Strategies Fund II LP A-5M:

   Name of Selling Security Holder........Forest Alternative Strategies Fund B-3
   Principal Amount of Notes Beneficially Owned Prior to Offering........175,000
   Number of Shares Beneficially Owned Prior to Offering...................4,325
   Principal Amount Notes That May Be Sold...............................175,000
   Number of Shares That May Be Sold.......................................4,325
   Principal Amount of Notes Owned After Offering..............................0
   Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

3. The table of Selling Security Holders on page 14 is amended by adding the following Selling Security Holders after Forest Global Convertible Fund A-5:

   Name of Selling Security Holder............Forest Global Convertible Fund B-1
   Principal Amount of Notes Beneficially Owned Prior to Offering.........60,000
   Number of Shares Beneficially Owned Prior to Offering...................1,482
   Principal Amount Notes That May Be Sold................................60,000
   Number of Shares That May Be Sold.......................................1,482
   Principal Amount of Notes Owned After Offering..............................0
   Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

   Name of Selling Security Holder............Forest Global Convertible Fund B-2
   Principal Amount of Notes Beneficially Owned Prior to Offering........125,000
   Number of Shares Beneficially Owned Prior to Offering...................3,089
   Principal Amount of Notes That May Be Sold............................125,000
   Number of Shares That May Be Sold.......................................3,089
   Principal Amount of Notes Owned After Offering..............................0
   Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

   Name of Selling Security Holder............Forest Global Convertible Fund B-3
   Principal Amount of Notes Beneficially Owned Prior to Offering........125,000
   Number of Shares Beneficially Owned Prior to Offering...................3,089
   Principal Amount of Notes That May Be Sold............................125,000
   Number of Shares That May Be Sold.......................................3,089
   Principal Amount of Notes Owned After Offering..............................0
   Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0
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Name of Selling Security Holder...............Forest Global Convertible Fund B-5
Principal Amount of Notes Beneficially Owned Prior to Offering...........200,000
Number of Shares Beneficially Owned Prior to Offering......................4,943
Principal Amount of Notes That May Be Sold...............................200,000
Number of Shares That May Be Sold..........................................4,943
Principal Amount of Notes Owned After Offering.................................0
Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

Name of Selling Security Holder.................................Forest Greyhound
Principal Amount of Notes Beneficially Owned Prior to Offering............65,000
Number of Shares Beneficially Owned Prior to Offering......................1,606
Principal Amount of Notes That May Be Sold................................65,000
Number of Shares That May Be Sold..........................................1,606
Principal Amount of Notes Owned After Offering.................................0
Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

Name of Selling Security Holder.......................Forest Performance Fund LP
Principal Amount of Notes Beneficially Owned Prior to Offering...........150,000
Number of Shares Beneficially Owned Prior to Offering......................3,707
Principal Amount of Notes That May Be Sold...............................150,000
Number of Shares That May Be Sold..........................................3,707
Principal Amount of Notes Owned After Offering.................................0
Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

4. The table of Selling Security Holders on page 14 is amended by adding the following Selling Security Holder after Fort Dearborn Life Insurance Co.:

   Name of Selling Security Holder..............Fox Family Portfolio Partnership
   Principal Amount of Notes Beneficially Owned Prior to Offering........100,000
   Number of Shares Beneficially Owned Prior to Offering...................2,471
   Principal Amount Notes That May Be Sold...............................100,000
   Number of Shares That May Be Sold.......................................2,471
   Principal Amount of Notes Owned After Offering..............................0
   Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

5. The table of Selling Security Holders on page 15 is amended by adding the following Selling Security Holder after Pace Setter 1 LLP:

   Name of Selling Security Holder...........Pyramid Trading Limited Partnership
   Principal Amount of Notes Beneficially Owned Prior to Offering......2,000,000
   Number of Shares Beneficially Owned Prior to Offering..................49,431
   Principal Amount Notes That May Be Sold.............................2,000,000
   Number of Shares That May Be Sold......................................49,431
   Principal Amount of Notes Owned After Offering..............................0
   Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

6. The table of Selling Security Holders on page 15 is amended by adding the following Selling Security Holder after QSA, LLC:

   Name of Selling Security Holder...............SG Cowen Securities Corporation
   Principal Amount of Notes Beneficially Owned Prior to Offering......3,000,000
   Number of Shares Beneficially Owned Prior to Offering..................74,147
   Principal Amount Notes That May Be Sold.............................3,000,000
   Number of Shares That May Be Sold......................................74,147
   Principal Amount of Notes Owned After Offering..............................0
   Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

7. The information set forth opposite the name Zazove Hedged Convertible Fund, L.P. in the table of Selling Security Holders on page 15 is deleted in its entirety.

The date of this Prospectus Supplement is February 5, 1999.